Exhibit 10.1

NON-QUALIFIED STOCK OPTION AGREEMENT

UNDER THE

iGATE CORPORATION

2006 STOCK INCENTIVE PLAN

(the “Plan”)

This Agreement is made as of the date set forth on Schedule A hereto (the “Grant Date”) by and between iGate Corporation, a Pennsylvania corporation (the “Corporation”), and the person named on Schedule A hereto (the “Optionee”).

WHEREAS, Optionee is a valuable employee of the Corporation or one of its subsidiaries and the Corporation considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in the Corporation and an incentive to advance the interests of the Corporation by granting the Optionee an option to purchase shares of common stock, par value $.01 per share, of the Corporation (the “Common Stock”);

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that as of the Grant Date, the Corporation hereby grants Optionee an option to purchase from it, upon the terms and conditions set forth in the Plan, that number of shares of the authorized and unissued Common Stock of the Corporation as is set forth on Schedule A hereto.

Terms of Stock Option. The option to purchase Common Stock granted hereby is subject to the terms, conditions, and covenants set forth in the Plan as well as the following:

a)	This option shall constitute a Non-Qualified Stock Option which is not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended;

b)	The per share exercise price for the shares subject to this option is set forth on Schedule A hereto;

c)	This option shall vest in accordance with the vesting schedule set forth on Schedule A hereto; and

d)	If requested by the Company, the Optionee shall have signed an Employment Agreement in a form satisfactory to the Company, as evidenced by the Company’s execution of such Employment Agreement.

Payment of Exercise Price. This option may be exercised, in part or in whole, only by written request to the Corporation accompanied by payment of the exercise price in full either (i) in cash for the shares with respect to which it is exercised, or (ii) by delivering shares of Common Stock or a combination of shares and cash having an aggregate Fair Market Value (as defined in the Plan) equal to the exercise price of the shares being purchased; provided, however, that shares of Common Stock delivered by the Optionee may be accepted as full or partial payment of the exercise price for any exercise of the option hereunder only if the shares have been held by the Optionee for at least six (6) months. To the extent required by the Corporation, Optionee shall also tender at the time of exercise an amount equal to the amount of federal and state withholding taxes due in connection with such exercise. To this end, the Optionee shall either: (a) pay the Corporation the amount of tax to be withheld in cash; (b) deliver to the Corporation other shares of Stock owned by the Optionee prior to such date having an aggregate Fair Market Value on the date on which the amount of tax to be withheld is determined which does not exceed the amount of tax required to be withheld (based on the statutory minimum withholding rates for federal and state tax purposes, including payroll taxes), provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the participant for at least six (6) months; (c) make a payment to the Corporation consisting of a combination of both (a) and (b) above; or (d) request that the Corporation cause to be withheld a number of shares of Stock otherwise due the Optionee hereunder having a Fair Market Value on the date on which the amount of tax to be withheld is determined which does not exceed the amount of tax required to be withheld (based on the statutory minimum withholding rates for federal and state tax purposes, including payroll taxes); provided, however, that shares may be withheld by the Corporation only if such withheld shares have vested.

Taxes on Perquisites /Other taxes. Optionee hereby acknowledges that the value of the Perquisites enjoyed by virtue of the exercise of the options under the Plan may be liable to be taxed to the extent the Optionee is an employee of iGATE Global Solutions Limited. Optionee hereby agrees that the Corporation or iGATE Global Solutions Limited is entitled to recover the amount of applicable taxes, including Perquisite tax under the India Income Tax Act. The Optionee further hereby agrees to pay to the Corporation or iGATE Global Solutions Limited as may be determined by the Corporation or iGATE Global Solutions Limited the amount of the tax liability arising on account of the exercise of the options or on account of any other event under the Plan either today or at a future date including but not limited to tax on perquisites or any other applicable tax as may be levied by any statutory body in regard to the exercise of the options.

Miscellaneous.

a) This Agreement is binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

b) This Agreement will be governed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, and may be executed in more than one counterpart, each of which shall constitute an original document.

c) No alterations, amendments, changes or additions to this agreement will be binding upon either the Corporation or Optionee unless reduced to writing and signed by both parties.

d) Optionee acknowledges receipt of a copy of the Plan as presently in effect. All of the terms and conditions of the Plan are incorporated herein by reference (including but not limited to capitalized terms not otherwise defined herein) and this option is subject to such terms and conditions.

e) This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior written or oral agreements.

In witness whereof, the parties have executed this agreement as of the Grant Date.

iGATE CORPORATION

By:
Authorized Signatory

OPTIONEE

Schedule A

1. Optionee :

2. IGS Employee ID :

3. Grant Date:

4. Number of Shares of Common Stock covered by the Option:

5. The Option shall vest in accordance with the following schedule:

No. of Shares	Date of Vesting	Exercise Price in US $	Option expiration date	Grant Number	Vesting Type
1	2	3	4	5	6

*NOTE:

‘On vest date’ means that the vesting will happen on the mentioned day

‘Quarterly’ means that the vesting will happen every quarter on near equal basis from the previous vesting date to the date mentioned against quarterly vesting

‘Semi-annually’ means that the vesting will happen every half year on a near equal basis from the previous vesting date to the date mentioned against semi-annual vesting

‘Annually’ means that the vesting will happen every year on a near equal basis from the previous vesting date to the date mentioned against annual vesting

“Bi-Annual” means that the vesting will happen every once in two years on an equal basis from the previous vesting date to the date mentioned against annual vesting.

Vesting ceases immediately on termination of employment for any reason, and any portion of the Option that has not vested on or prior to the date of such termination is forfeited on such date.

Notwithstanding the foregoing or anything contained in the Plan, upon the occurrence of the following events set forth in (a), (b) and (c) below (each an “Acceleration Event”), all outstanding Options and SARs which have been granted under the Plan and which are not exercisable as of the effective date of the Acceleration Event shall automatically accelerate and become exercisable immediately prior to the effective date of the Acceleration Event, and the Performance Period with respect to all Performance Share Awards shall end on the day prior to the effective date of the Acceleration Event and become payable to the extent the Performance Goals were achieved, and all restrictions and conditions on any Restricted Stock or other stock Award shall lapse upon the effective date of the Acceleration Event:

(a) if there is consummation by the Company of a sale of all or substantially all of the assets of the Company or a merger other than a sale or merger involving a company in which the shareholders of the Company, immediately prior to such transaction, beneficially own (as determined pursuant to Rule 13d-3 promulgated under the Act) more than 50% of the combined voting power of the then outstanding voting securities immediately following such transaction;

(b) individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date of this Agreement whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-ll of Regulation 14A promulgated under the Act); or

(c) the acquisition from Sunil A. Wadhwani and/or Ashok K. Trivedi by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) (other than the Company, a Subsidiary or any of their respective benefit plans or affiliates within the meaning of Rule 144 under the Securities Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30% or more of the combined voting power of the then outstanding voting securities of the Company provided that following such acquisition the combined beneficial ownership of Sunil A. Wadhwani and Ashok K. Trivedi is less than 15% of the combined voting power of the Company’s then outstanding voting securities of the Company.

6. The last day on which the vested portion of the Option may be exercised is the earliest of:

(i)	the date mentioned in column number 4 of the table above;

(ii)	the date on which the Optionee’s employment terminates for “cause” (as defined in the Plan) or on which the Optionee becomes an officer, director, employee or consultant of a “Competing Business” (as defined in the Plan);

(iii)	three months after the Optionee’s termination of employment other than for “cause” or due to disability or retirement (as defined in the Plan); or

(iv)	one year following the Optionee’s death or his termination of employment due to disability or retirement (as defined in the Plan).

iGATE CORPORATION

Authorized Signatory

Optionee’s Initials